Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-1 of our report dated February 18, 2013 on the financial statements of GrubHub Holdings Inc. (F/K/A GrubHub, Inc.) appearing in Registration Statement of GrubHub Inc. (F/K/A GrubHub Seamless Inc.) on Form S-1 and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

August 25, 2014